Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2006 of 3D Systems Corporation (the “Issuer”).

I, Gerald J Pribanic, the Principal Financial Officer of the Issuer, certify that, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge:

(i)            the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii)        the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date:   April 30, 2007

/s/ GERALD J. PRIBANIC
Name: Gerald J. Pribanic